Exhibit 15


                           PricewaterhouseCoopers LLP
                             350 South Grand Avenue
                            Los Angeles CA 90071-3405
                            Telephone (213) 356 6000
                            Facsimile (213) 356 6363

June 27, 2005

Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549


Commissioners:

We are aware that our report dated May 6, 2005 on our review of interim financial information of UniSource Energy Corporation (the Company) and Tucson Electric Power Company (TEP) for the three month period ended March 31, 2005 and included in the Company's and TEP's quarterly report on Form 10-Q for the quarter ended March 31, 2005 is included in this Registration Statement on Form S-1 dated June 27, 2005.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
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